Exhibit 10(iii)(A)(11)

THE 2009 NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below Restricted Stock Units (“RSUs”). Payment of RSUs may be made in cash and/or shares, based on the value of the corresponding number of shares of the Company’s common stock (the “Shares”). The terms and conditions of this Award of RSUs (the “Award”) are set forth in this Award Agreement (the “Agreement”), and in the 2009 Non-Management Directors’ Stock Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.

Date of Award	Participant’s Name
Number of RSUs
Vesting of RSUs	Except as set forth in Sections 8.2, 8.3 and 9.3 of the Plan, RSUs shall vest on the third anniversary of the date of Award.

The terms of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control. Please review the rest of this Agreement and the Plan document, and execute the Agreement where indicated below.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Fabrizio Alcobe-Fierro

Vice President, Global Compensation

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature, to be provided electronically

THE 2009 NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

The following terms and conditions supplement the terms of the Plan:

Payment of RSUs	The amount of the payment shall equal the fair market value on the payment date of one Share multiplied by the number of the Participant’s RSUs. For purposes of the preceding sentence, the fair market value of one Share shall be the closing price of a Share on the last trading day immediately preceding the payment date. [Form of payment for the RSUs may be made in cash, Shares or a combination.]
Dividends	This Award confers no rights on the Participant as a shareholder of the Company. Accordingly, the Participant is not entitled to any dividends with respect to RSUs.
Interpretation and Construction	This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in this Agreement or the Plan) shall be binding and conclusive.
Entire Understanding	This Agreement and the terms of the Plan constitute the entire understanding between the Participant and the Company and its Affiliates regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.